UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 5.02   DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 31, 2008, Regis Corporation (the “Company”) entered into amended and restated versions of employment agreements with certain of the Company’s executive officers.  The principal changes to the agreements were made to ensure that the benefits provided under the agreements would comply with, or fall outside the coverage of, the requirements of Internal Revenue Code Section 409A (“Section 409A”).  In addition to certain technical, administrative or clarifying changes, the following changes were made to the employment agreements:

•                  Provide for payment of retirement benefit as a lump sum upon termination of employment equal to the present value of the monthly retirement benefit payments to replace former right to monthly payments for life.

•                  Provide for lump sum payment of any and all annual life insurance premiums (plus tax gross-up payment) owed but unpaid at termination of employment.

In addition to the changes required by Section 409A, the definition of “change in control” in the agreements was modified to conform the definition to more current standards.  The primary changes to the definition include adding acquisition of beneficial ownership of 20% or more of voting securities as a change in control trigger (in addition to the trigger upon acquisition of 20% or more of common stock), revising the triggering event for a merger, consolidation or sale of assets to require consummation of the transaction instead of shareholder approval of the transaction, and including a statutory share exchange as a structure that may trigger a change in control.

The foregoing amendments to the agreements were previously approved by the Compensation Committee of the Company’s Board of Directors.  The executive officers receiving amended agreements include the following executive officers who were named in the Summary Compensation Table of the Company’s proxy statement for its 2008 Annual Meeting of Shareholders:  Paul D. Finkelstein, Chairman of the Board, President and Chief Executive Officer; Randy L. Pearce, Senior Executive Vice President, Chief Financial and Administrative Officer, Gordon Nelson, Executive Vice President, Fashion, Education and Marketing; and Mark Kartarik, Executive Vice President, Regis Corporation and President, Franchise Division.

In addition to the changes made to agreements with the Company’s current executive officers described above, changes were also made to the agreement with Myron Kunin, the former Vice Chairman of the Company.  Mr. Kunin’s agreement was amended to modify the change in control definition in the same way as the change made to the agreements with the Company’s executives, except that, for purposes of the lump-sum payment of the retirement benefit to Mr. Kunin, a change in control occurs only if the event also is a change in control under Section 409A.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: December 31, 2008	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary